UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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GSI Commerce, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 29, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSI Commerce, Inc. which will be held on Friday, September 5, 2003 at 10:00 a.m. local time at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, PA 19406. The official notice of the Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

At the meeting, stockholders of GSI Commerce, Inc. are being asked to elect eight directors of GSI Commerce, Inc., to approve an amendment and restatement of GSI Commerce, Inc.’s 1996 Equity Incentive Plan to, among other things, increase the number of shares of common stock issuable under this Plan, and to act upon such other business as may properly come before the meeting.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

Sincerely,

Michael G. Rubin Chairman of the Board, President and Chief Executive Officer

1075 First Avenue, King of Prussia, PA 19406          (610) 265-3229

GSI COMMERCE, INC.

1075 FIRST AVENUE

KING OF PRUSSIA, PA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held September 5, 2003

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of GSI Commerce, Inc. (“GSI”) will be held on Friday, September 5, 2003, at 10:00 a.m. local time, at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, PA 19406, for the following purposes:

1.  To elect eight directors, as more fully described in the accompanying Proxy Statement;

2.  To approve an amendment and restatement of GSI’s 1996 Equity Incentive Plan (the “Incentive Plan”) to (a) increase the number of shares of GSI’s common stock, par value $.01 per share (“Common Stock”), reserved and issuable under the Incentive Plan from 7,500,000 to 8,500,000, (b) limit the number of shares of Common Stock that may be issued pursuant to incentive stock options under the Incentive Plan to 8,500,000, (c) provide for examples of performance goals that may be used in connection with performance awards issued under the Incentive Plan, and (d) provide that in the event that an award under the Incentive Plan was deemed parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such award would be reduced under the Incentive Plan in certain instances; and

3.  To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed July 9, 2003 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Arthur H. Miller Secretary

King of Prussia, Pennsylvania

July 29, 2003

GSI Commerce, Inc.

1075 First Avenue

King of Prussia, PA 19406

PROXY STATEMENT

The accompanying Proxy is solicited by and on behalf of the Board of Directors of GSI Commerce, Inc. (“GSI” or the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, September 5, 2003, at 10:00 a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any postponement or adjournment thereof. The Annual Meeting will be held at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, PA 19406. Unless the context requires otherwise, all references herein to GSI refer to GSI Commerce, Inc. and its subsidiaries. This Proxy Statement, the Notice of Annual Meeting and the Proxy are first being mailed to stockholders on or about July 31, 2003.

The cost of soliciting proxies will be borne by GSI. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph, e-mail or fax by directors, officers or employees of GSI without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of GSI Common Stock, GSI will pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of the Common Stock.

Record Date and Quorum

Only stockholders of record at the close of business on July 9, 2003 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, GSI had 38,964,123 shares of Common Stock issued and outstanding. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of GSI Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting, including abstentions and broker non-votes, will be counted in determining whether a quorum is present.

Voting of Shares

A Proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed Proxy will be voted in accordance with the instructions indicated by the stockholder(s). If no instructions to the contrary are indicated, the persons named in the enclosed Proxy will vote all shares of Common Stock represented by such Proxy:

(i)  FOR election of all nominees for director named in this Proxy Statement;

(ii)  FOR approval of the amendment and restatement of GSI’s 1996 Equity Incentive Plan to (A) increase the number of shares of Common Stock reserved and issuable under the Plan from 7,500,000 shares to 8,500,000 shares, (B) limit the number of shares of Common Stock that may be issued pursuant to incentive stock options under the Incentive Plan to 8,500,000, (C) provide for examples of performance goals that may be used in connection with performance awards issued under the Incentive Plan, and (D) provide that in the event that an award under the Incentive Plan was deemed parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such award would be reduced under the Incentive Plan in certain instances; and

(iii)  in the discretion of the persons named in the enclosed Proxy as to any other matter that may properly come before the Annual Meeting.

The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of GSI’s 1996 Equity Incentive Plan. An abstention or withholding of authority to vote on any proposal, other than the election of directors, will have the same legal effect as a vote “against” the proposal. A broker non-vote on any proposal will not be counted as a vote cast.

Revocation of Proxies

Sending in a signed Proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the Proxy is revocable. Any stockholder giving a Proxy has the power to revoke it by delivering a later dated Proxy or giving written notice to the Secretary of GSI at any time before the Proxy is exercised. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Fiscal Year End

As used in this Proxy Statement, “fiscal 2000”, “fiscal 2001” and “fiscal 2002” refer to GSI’s fiscal years ended December 30, 2000, December 29, 2001 and December 28, 2002, respectively, and “fiscal 2003” refers to GSI’s fiscal year ending January 3, 2004.

PROPOSAL 1—ELECTION OF DIRECTORS

GSI’s Bylaws, as amended, provide that the number of directors will be set at nine unless otherwise determined by the Board of Directors. The Board of Directors has set the number of directors at eight. The following table sets forth certain information regarding the nominees for election to the Board of Directors to serve for one-year terms until the 2004 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently serve as directors of GSI.

Name	Age(1)	Position(s) Held in the Company	Director Since
Michael G. Rubin	30	Chairman, President and Chief Executive Officer	1995
Kenneth J. Adelberg(2)	50	Director	1995
M. Jeffrey Branman(2)(3)	47	Director	2001
Ronald D. Fisher	55	Director	2000
Harvey Lamm(2)(3)	67	Director	1998
Mark S. Menell(3)	38	Director	2000
Michael S. Perlis(2)(3)	50	Director	2001
Jeffrey F. Rayport(2)(3)	43	Director	1999

(1)	As of March 30, 2003.
(2)	Member of Compensation Committee.
(3)	Member of Audit Committee.

Michael G. Rubin has served as GSI’s Chairman of the Board and Chief Executive Officer since July 1995 and as GSI’s President since June 2000. Mr. Rubin was named Entrepreneur of the Year in 1994 and 2000 at the Greater Philadelphia Entrepreneur of the Year Awards sponsored by Ernst & Young. Mr. Rubin attended Villanova University, Villanova, Pennsylvania.

Kenneth J. Adelberg has been one of GSI’s directors since July 1995. Mr. Adelberg has served as President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania, since 1987. Mr. Adelberg was a founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989. Mr. Adelberg is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg is also a director of Trackpower, Inc. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

M. Jeffrey Branman has been one of GSI’s directors since October 2001. Mr. Branman has served as President of Interactive Technology Partners, a subsidiary of Comcast Corporation, since April 2000. Interactive Technology Partners serves as financial advisor to Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc. From March 1996 to February 2000, Mr. Branman was Senior Vice President Corporate Development of Foot Locker, Inc. and Chief Executive Officer of FootLocker.com, the internet and direct marketing subsidiary of Foot Locker. Mr. Branman is a graduate of the University of California, Berkeley and the Carnegie Mellon University Graduate School of Industrial Administration.

Ronald D. Fisher has been one of GSI’s directors since March 2000. Mr. Fisher currently serves as the Vice Chairman of SOFTBANK Holdings Inc. and a managing general partner of SOFTBANK Capital Partners LP, a late-stage private equity organization. He joined SOFTBANK in October 1995. From January 1990 to September 1995, Mr. Fisher was Chief Executive Officer of Phoenix Technologies, Ltd., a developer and marketer of system software products. Mr. Fisher is also a director of SOFTBANK Corporation, E*TRADE Group, Inc., InsWeb Corporation, Key3media Group, Inc., OptiMark Holdings, Inc. and Vie Financial Group, Inc. Mr. Fisher received a Bachelor of Commerce degree from the University of Witwatersand in South Africa and an MBA from Columbia University.

Harvey Lamm has been one of GSI’s directors since April 1998. Mr. Lamm has served as a director and Chief Executive Officer of Vintek Corporation, a privately-held company based in Philadelphia, Pennsylvania since 1996. Vintek specializes in automated title management and the development of tools to reduce cost and manage risk for automotive finance institutions. From 1990 to 1996, Mr. Lamm managed his own investments. From 1967 until 1990, Mr. Lamm served as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Subaru of America, Inc., until its acquisition by Fuji Heavy Industries Ltd. Mr. Lamm helped found Subaru of America, which was the exclusive importer of Subaru brand vehicles in the United States and was a publicly traded company listed on the Nasdaq National Market. Mr. Lamm holds degrees from Pennsylvania State University and Drexel University.

Mark S. Menell has been one of GSI’s directors since April 2000. Mr. Menell has been a partner of Rustic Canyon Ventures since January 2000. From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley Dean Witter, most recently as Principal and co-head of Morgan Stanley Dean Witter’s Technology Mergers and Acquisitions Group, based in Menlo Park, CA. Mr. Menell received a B.A. magna cum laude in economics from the University of Pennsylvania and a B.S. magna cum laude in finance and an MBA from the University of Pennsylvania’s Wharton School of Business.

Michael S. Perlis has been one of GSI’s directors since May 2001. Mr. Perlis has been a general partner of SOFTBANK Capital Partners LP, a late-stage private equity organization, since July 2000. From November 1998 to June 2000, Mr. Perlis was employed by Ziff-Davis Inc., most recently as President and Chief Executive Officer. While at Ziff-Davis, Mr. Perlis was responsible for the portfolio of Ziff-Davis owned and licensed titles. From June 1996 to October 1998, Mr. Perlis served as President, Chief Operating Officer and Partner of TVSM Inc., a publisher of system specific television listing and guidance publications. Mr. Perlis received a B.A. from Syracuse University.

Dr. Jeffrey F. Rayport has been one of GSI’s directors since April 1999. Dr. Rayport has been Chief Executive Officer of Marketspace LLC, an information industries strategy and research business of Monitor Group, headquartered in Cambridge, Massachusetts, since September 1998. Dr. Rayport has also been a faculty member in the Service Management Unit at the Harvard Business School since prior to 1995. Dr. Rayport went on leave from the Harvard Business School in September 1998. Dr. Rayport earned an A.B. from Harvard College, an M.Phil. in International Relations at the University of Cambridge and an A.M. in the History of American Civilization and a Ph.D. in Business History at Harvard University. Dr. Rayport is also a director of MarketWatch.com, Inc. and ValueClick Inc.

The stock purchase agreements pursuant to which certain funds affiliated with SOFTBANK America Inc. (“SOFTBANK”) acquired their shares of GSI Common Stock provide that SOFTBANK has the right to designate up to two members of GSI’s Board of Directors, depending on the number of shares of GSI Common Stock held by SOFTBANK. Additionally, one of the SOFTBANK directors is entitled to serve as a member of each committee of the Board of Directors. Messrs. Fisher and Perlis are the current SOFTBANK members of GSI’s Board of Directors. The stock purchase agreement pursuant to which Rustic Canyon Ventures, L.P. (“Rustic Canyon”) acquired its shares of GSI Common Stock provides that Rustic Canyon has the right to designate one member of GSI’s Board of Directors. Mr. Menell is the current Rustic Canyon member of GSI’s Board of Directors. The stock purchase agreements pursuant to which Interactive Technology Holdings, LLC (“ITH”) acquired its shares of GSI Common Stock provide that ITH has the right to designate up to two members of GSI’s Board of Directors, depending on the number of shares of GSI Common Stock held by ITH. Additionally, one of the ITH directors is entitled to serve as a member of each committee of the Board of Directors. Mr. Branman is the current ITH member of GSI’s Board of Directors. ITH has not nominated its second member of GSI’s Board of Directors.

Voting Agreements

Mr. Rubin entered into a voting agreement, dated as of May 1, 2000, in favor of SOFTBANK, pursuant to which, among other things, Mr. Rubin agreed that he would vote all shares of GSI’s Common Stock then held by him in favor of election to the Board of Directors of the directors that SOFTBANK is entitled to designate. In addition, Mr. Rubin agreed not to take any action to remove any director of GSI designated by SOFTBANK.

SOFTBANK also entered into a voting agreement in favor of Mr. Rubin, dated as of May 1, 2000, relating to the election of directors designated by Mr. Rubin. Pursuant to this voting agreement, SOFTBANK agreed that it would vote all shares of GSI’s Common Stock then held by it with respect to all directorships other than those which it was entitled to designate (i) in favor of any member of the Board of Directors of GSI who was a member of the Board prior to April 27, 2000, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected as a director (a “Continuing Director”) and who, in either event, is not a director designated by SOFTBANK and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Continuing Directors then on the Board of Directors, and (ii) against the election of any directors other than those directors specified in clause (i) of this sentence.

Mr. Rubin entered into a voting agreement, dated as of May 1, 2000, in favor of Rustic Canyon, pursuant to which, Mr. Rubin agreed, among other things, that he would vote all shares of GSI’s Common Stock then held by him in favor of election to the Board of Directors of the director which Rustic Canyon is entitled to designate. In addition, Mr. Rubin agreed not to take any action to remove, with or without cause, any director of GSI designated by Rustic Canyon.

Mr. Rubin and ITH entered into a voting agreement, dated as of September 13, 2000, whereby (i) Mr. Rubin agreed, among other things, that he would vote all of his shares of GSI’s Common Stock in favor of election to GSI’s Board of Directors of the directors which ITH is entitled to designate, and (ii) ITH agreed, among other things, that ITH would vote all of its shares of GSI’s Common Stock in favor of election to GSI’s Board of Directors of certain Continuing Directors (as such term is defined therein).

SOFTBANK and ITH also entered into a voting agreement, dated September 13, 2000, whereby (i) SOFTBANK agreed, among other things, that SOFTBANK would vote all of its shares of GSI’s Common Stock in favor of election to GSI’s Board of Directors of the directors which ITH is entitled to designate, and (ii) ITH agreed, among other things, that ITH would vote for all of its shares of GSI’s Common Stock in favor of election to GSI’s Board of Directors of the directors which SOFTBANK is entitled to designate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS.

Board, Committees and Attendance at Meetings

The Board of Directors of GSI held 12 meetings during fiscal 2002. During fiscal 2002, no director attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by committees of the Board of Directors on which he served during the period he served, except that Mr. Fisher was unable to attend seven meetings. A description of each of the committees of the Board of Directors of GSI is set forth below.

Audit Committee.    Since May 2002, the members of the Audit Committee have been Messrs. Branman, Lamm, Menell, Perlis and Rayport. The Audit Committee held eight meetings during fiscal 2002. The Audit Committee reviews GSI’s audited financial statements and the independence of GSI’s auditors and makes recommendations to the Board of Directors concerning GSI’s accounting practices and policies and the selection of its independent accountants. The responsibilities of the Audit Committee are described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which is filed with the

Securities and Exchange Commission. Each member of the Audit Committee is independent, as currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the newly adopted rules of the U.S. Securities and Exchange Commission and the proposed National Association of Securities Dealers’ listing standards regarding audit committee policies. Although some of these rules and standards have not yet been finalized at the time of the printing of this proxy statement, the Audit Committee is evaluating the impact of these rules and standards and will comply with these rules and standards by their effective date. The Audit Committee intends to amend its charter, if necessary, when the rules and standards are finalized.

Compensation Committee.    Since May 2002, the members of the Compensation Committee have been Messrs. Adelberg, Branman, Lamm, Perlis and Rayport. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the executive officers and administers GSI’s stock option plans. The Compensation Committee held four meetings during fiscal 2002. The Compensation Committee has reviewed the relevant requirements of the proposed National Association of Securities Dealers’ listing standards regarding compensation of officers. Although these standards have not yet been finalized at the time of the printing of this proxy, the Compensation Committee is evaluating the impact of these standards and will comply with these standards by their effective date.

Compensation of Directors

Under GSI’s current policy, as compensation for their service as directors of GSI, each non-employee director receives an option to purchase 25,000 shares of GSI Common Stock upon his or her initial election as a director and an option to purchase 10,000 shares of GSI Common Stock on each subsequent annual election as a director. These options are granted at an exercise price equal to the fair market value of a share of GSI Common Stock at the time of grant, and fully-vested as of the date of grant and have a term of ten years, unless the service of the director as a board member terminates, in which case the directors generally have one year in which to exercise the option. The directors do not receive any cash compensation for their services on behalf of GSI but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Mr. Rubin, the only director who is also an officer of GSI, does not receive any separate fee for acting in his capacity as a director.

On September 19, 1995, the Board of Directors adopted, and on November 15, 1995, the stockholders approved, the 1995 Non-Employee Directors’ Stock Plan (the “Directors’ Plan”). Pursuant to the Directors’ Plan, options originally could be granted with respect to an aggregate of 12,500 shares of GSI Common Stock. Effective December 31, 1997, the Board of Directors terminated the Directors’ Plan, which remains in effect only as to unexercised options granted under the Directors’ Plan.

Audit Committee Report

The Audit Committee serves as an independent and objective party to monitor GSI’s financial reporting process and internal control system. The Audit Committee reviews and appraises the audit efforts of GSI’s independent accountants and financial management and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. Each member of the Audit Committee is independent, as currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board of Directors adopted a written charter for the Audit Committee on June 14, 2000, a copy of which is filed with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed with GSI’s management and Deloitte & Touche LLP, the Company’s independent auditors, GSI’s audited financial statements, the results of Deloitte & Touche’s audit, their evaluation of GSI’s system of internal control and the overall quality of GSI’s financial reporting process. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee received the disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Deloitte & Touche LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of GSI that the audited financial statements be included in GSI’s Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.

Audit Committee

M. Jeffrey Branman	Harvey Lamm	Mark S. Menell	Michael S. Perlis	Jeffrey F. Rayport

PROPOSAL 2—APPROVAL OF AMENDMENT AND

RESTATEMENT OF 1996 EQUITY INCENTIVE PLAN

Description of the Proposal

In March 1996, the Board of Directors adopted, and in July 1996 GSI’s stockholders approved, GSI’s 1996 Equity Incentive Plan (the “Incentive Plan”). As of July 9, 2003, 7,500,000 shares of Common Stock were authorized and reserved for issuance under the Incentive Plan, Awards (net of cancelled or expired Awards) covering an aggregate of 4,995,358 shares of Common Stock had been granted under the Incentive Plan, and approximately 1,045,707 shares of Common Stock (plus any shares that may be returned to the Incentive Plan as a result of cancellation or expiration of Awards) remained available for future grants under the Incentive Plan.

Effective July 29, 2003, the Board of Directors amended and restated the Incentive Plan to increase the authorized number of shares of Common Stock reserved and issuable thereunder by an additional 1,000,000 shares, bringing the total number of shares of Common Stock issuable under the Incentive Plan to 8,500,000. In addition, the Board amended the Incentive Plan as follows: (a) to limit the number of shares of Common Stock that may be issued pursuant to incentive stock options under the Incentive Plan to 8,500,000, (b) to provide for examples of performance goals that may be used in connection with performance awards issued under the Incentive Plan, and (c) to provide that in the event that an award under the Incentive Plan was deemed parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such award would be reduced under the Incentive Plan in certain instances when such payments would be nondeductible by the Company for federal income tax purposes and subject to an excise tax payable by the recipient of such payments pursuant to Section 4999 of the Code. The Incentive Plan, as amended and restated in its entirety, is included as Appendix A to this Proxy Statement.

Approval of the amendment and restatement of the Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting. Proxies for which no specific direction is included will be voted for the amendment and restatement of the Incentive Plan.

Description of the 1996 Equity Incentive Plan

The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, which is included as Appendix A to this Proxy Statement.

General

The purposes of the Incentive Plan are to attract and retain key employees and certain other persons who are in a position to make significant contributions to the success of GSI, to reward these employees and other persons for their contributions, to provide additional incentive to these employees and other persons to continue making similar contributions and to further align the interests of these employees and other persons with those of GSI’s stockholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options (“ISOs”), options not intended to qualify as incentive stock options (“Non-ISOs”), stock appreciation rights (“SARs”), restricted and unrestricted stock awards, performance awards, loans, supplemental cash awards and combinations of the foregoing (collectively referred to as “Awards”). Shares issuable under Awards that terminate unexercised or otherwise terminate without an issuance of shares, shares issuable under Awards that are payable in stock or cash but are paid in cash and shares issued but later forfeited will be available for future Awards under the Incentive Plan. If shares of Common Stock are not issued because such shares instead are used to satisfy an applicable tax withholding requirement or other obligation to GSI in connection with the exercise of an Award, then such shares will again be available for future issuance under the Incentive Plan. In addition, if the exercise price of any Award is satisfied by the tender of shares of Common Stock (by actual delivery or attestation), only the number of shares of Common Stock issued under the Incentive Plan, net of any shares so tendered, will be deemed issued to the recipient.

Eligibility

ISOs may be granted under the Incentive Plan only to employees of GSI. All current and future employees of GSI and other persons who, in the opinion of the Board of Directors, are in a position to make significant contributions to the success of GSI, such as consultants and non-employee directors, are eligible to receive all other types of Awards under the Incentive Plan.

Administration

The Incentive Plan is administered by the Board of Directors, which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to each Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other terms or conditions of each Award, whether to reduce the exercise price of an option after the date of grant, whether to amend or cancel an Award and the form of any instrument used under the Incentive Plan. The Board of Directors has the right to adopt rules for the administration of the Incentive Plan, settle all controversies regarding the Incentive Plan or any Award, and construe and correct defects and omissions in the Incentive Plan or any Award. The Incentive Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that stockholder approval will be required whenever necessary for the Incentive Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations. The Board of Directors may delegate its authority under the Incentive Plan to a Committee of the Board. The Board of Directors has delegated this authority to the Compensation Committee of the Board.

Options

Recipients of stock options under the Incentive Plan will have the right to purchase shares of Common Stock at an exercise price, during a period of time and on such other terms and conditions as are determined by the Compensation Committee. For ISOs, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a greater than 10% stockholder of GSI) of the fair market value of GSI Common Stock on the date of grant and the term cannot exceed ten years (five years if issued to a greater than 10% stockholder of GSI) from date of grant. The exercise price of a non-ISO must be at least 100% of the fair market value of GSI Common Stock on the date of grant, except that such exercise price may be reduced if the discount is granted in lieu of a reasonable amount of cash compensation. The aggregate maximum number of shares of Common Stock that may be issued as ISOs is 8,500,000 shares of Common Stock. An option exercise price may be paid in cash, or if permitted by the Compensation Committee and subject to certain conditions, by delivery of shares of GSI Common Stock that have been owned by the recipient for at least six months (unless the Compensation Committee expressly approves a shorter period), a promissory note, a broker’s undertaking to promptly deliver the necessary funds or by a combination of such methods. The Compensation Committee may cancel options (other than those granted in tandem with SARs) and cause GSI to pay to the recipient, in cash or shares of Common Stock (valued at the then fair market value of GSI Common Stock), an amount equal to such fair market value minus the exercise price of the option shares. No employee covered by Section 162(m) of the Code, will be eligible to receive options covering more than 1,000,000 shares of Common Stock during any calendar year. Options may become exercisable in cumulative increments, or “vest” as determined by the Compensation Committee. Shares covered by currently outstanding options under the Incentive Plan typically vest over four years. Shares covered by options granted in the future may be subject to different vesting terms. The Compensation Committee has the power to accelerate the time during which an option may vest or be exercised.

Stock Appreciation Rights

SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive upon exercise, cash or shares of Common Stock (valued at the then fair market value of GSI Common Stock) equal to such fair market value on the date of exercise minus the fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

Stock Awards

The Incentive Plan provides for restricted and unrestricted stock awards. Stock awards allow the recipient to acquire shares of GSI Common Stock for their par value or any higher price determined by the Compensation Committee. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Compensation Committee.

Deferred Stock

The Incentive Plan provides for deferred stock awards entitling the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such terms and conditions, as the Board of Directors may determine.

Performance Awards

The Incentive Plan provides for performance awards entitling the recipient to receive Awards without payment upon achieving certain performance goals determined by the Compensation Committee. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Compensation Committee. Financial performance may be measured by revenue, operating income, net earnings, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), net income, earnings per share, total stockholder return, cash flow, return on assets, decrease in expenses, Common Stock price, price-earnings multiple or other financial factors determined by the Compensation Committee.

Loans and Cash Awards

Under the Incentive Plan and subject to applicable law, loans or supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of loans and supplemental cash awards, including the interest rate, which may be zero, and whether any loan will be forgiven, are determined by the Compensation Committee.

Termination of Awards

Except as otherwise determined by the Compensation Committee, upon termination of a recipient’s employment or other relationship with GSI, (i) stock options and SARs remain exercisable for a period of three months (one year if termination is due to death or disability), but no longer than the term of the option or SAR, to the extent that they were exercisable at the time of termination and (ii) unvested shares under outstanding restricted stock awards will be repurchased by GSI at the amount paid for such shares or forfeited by the recipient if no amount was paid for such shares. The Compensation Committee generally has set the post-termination exercise period for vested options held by employees at one year, unless the termination was for cause, in which case, the options terminate immediately. Stock options, SARs and other Awards that are not exercisable at the time of termination automatically terminate, and payments or benefits under deferred stock awards, performance awards and supplemental cash awards to which a recipient is irrevocably due at the time of termination are forfeited.

Change in Control

The Incentive Plan generally provides, that unless the Board of Directors determines otherwise at the time of grant with respect to a particular award, in the event of a change in control, (1) any options and SARs outstanding as of the date the change in control is determined to have occurred will automatically become exercisable in full six months after the occurrence of such change in control or sooner, upon a termination by GSI of the recipient’s employment with or service to GSI for any reason other than for cause, (2) any restricted stock shall automatically become free of all restrictions and conditions six months after the occurrence of such change in control or, if sooner, upon a termination by GSI of the recipient’s employment with or service to GSI for any reason other than for cause, and (3) any conditions on deferred stock awards and performance awards which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such change in control or, if sooner, upon a termination by GSI of the recipient’s employment with or service to GSI for any reason other than for cause.

Change in control means, unless the Board of Directors determines otherwise: (i) the occurrence of an event that would, if known to GSI’s management, be required to be reported by GSI under Item 1(a) of Form 8-K; or (ii) the acquisition or receipt by any person of direct or indirect beneficial ownership of 50% or more of the combined voting securities ordinarily having the right to vote for the election of directors of GSI; or (iii) a change in the constituency of the Board with the result that individuals who were members of the Board on the effective date of the Incentive Plan cease for any reason to constitute at least a majority of the Board; or (iv) the sale, exchange or other disposition of all or a significant portion of GSI’s business or assets, or the execution by GSI of a binding agreement providing for such a transaction.

Reduction of Payments

If GSI’s independent auditors determine that any payment under the Incentive Plan constitutes a “parachute payment” within the meaning of Section 280G of the Code and is subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such payment will be reduced, if on an after-tax basis (including the Excise Tax), such reduction would result in the recipient receiving a greater amount of the payment.

Summary of Federal Income Tax Consequences

This discussion, which is based upon federal income tax law as in effect on the date of this Proxy Statement, generally summarizes certain federal income tax consequences associated with the Incentive Plan. The tax consequences to executive officers may be different from those summarized below. No taxable income is realized upon the grant of a stock option or upon the exercise of an ISO except to the extent that the exercise of an ISO may result in alternative minimum tax liability. Upon the exercise of a non-qualified option, the recipient realizes ordinary income equal to the fair market value of the underlying shares on the date of exercise minus the exercise price of the option. Upon a disposition of shares acquired by exercise of a stock option, the gain or loss generally constitutes a capital gain or loss. In the case of a disposition of ISO shares within one year after the date of exercise or within two years after the date of grant, the lesser of (i) the actual gain on disposition and (ii) the fair market value on the date of exercise less the exercise price constitutes ordinary income, and any additional gain or loss constitutes a capital gain or loss.

The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a recipient during any calendar year under the Incentive Plan and all other such plans of GSI and its affiliates may not exceed $100,000.

Upon the grant of an unrestricted stock award, the recipient realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as of and when the shares vest. The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. A recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes. The tax consequences of a performance award depend upon the nature of the underlying award earned if and when the performance goals are achieved. Generally, loans made under the Incentive Plan do not result in taxable income to the recipient. If the interest rate is lower than certain rates specified under the Code, however, then ordinary income may be imputed to the recipient. Forgiveness of all or part of a loan also results in ordinary income to the recipient. The recipient of a supplemental cash award realizes ordinary income equal to the amount received.

Generally, whenever a recipient realizes ordinary income, a corresponding deduction is available to GSI. Under Section 162(m) of the Code, however, GSI will be denied a deduction for certain compensation exceeding $1,000,000 paid to its chief executive officer and four other highest paid executive officers, excluding certain performance-based compensation (see Report of the Compensation Committee).

New Plan Benefits

The following table sets forth the number of shares issuable upon the exercise of options and stock awards granted under the Incentive Plan during fiscal 2002.

Name and Position	Number of Units
Michael G. Rubin Chairman, President and Chief Executive Officer	—
Robert W. Liewald Executive Vice President, Merchandising	—
Arthur H. Miller Executive Vice President and General Counsel	—
Damon Mintzer President and Chief Operating Officer of Global-QVC Solutions, Inc.	—
Mark S. Reese Executive Vice President and Chief Operating Officer	—
Executive Group	—
Non-Executive Director Group	58,750
Non-Executive Officer Employee Group	807,470

Equity Compensation Plan Information as of the End of Fiscal 2002

The following table sets forth information regarding GSI’s existing equity compensation plans as of December 28, 2002. The table does not include information with respect to options assumed in acquisitions where the plan governing the options will not be used for future awards.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Listed in Column (a))
Equity compensation plans approved by stockholders	5,105,574(1)	$8.35	1,155,212

Equity compensation plans not approved by stockholders (2)	2,815,153	$9.21	—

Total	7,920,727	$8.67	1,155,212

(1)	This amount includes options and warrants to purchase shares outstanding under the 1996 Equity Incentive Plan and prior stock incentive plans that are no longer in effect.

(2)	These plans and programs were adopted to allow GSI to grant, on a limited basis, (a) stock options at less than the then-fair market value of GSI’s Common Stock to attract new key employees, to retain key employees of acquired companies and to retain existing employees in connection with restructured compensation packages, and (b) warrants to purchase GSI Common Stock to consultants, advisors, partners and investors. The Board of Directors approved these plans and programs in fiscal 1999, fiscal 2000 and fiscal 2001, although some of these warrant grants relate to earlier periods. Except for the limited grants under these plans and programs, grants are generally made by GSI under the 1996 Equity Incentive Plan. These plans and programs have been limited to the grant of warrants and options not intended to qualify as incentive stock options. The Board of Directors has the authority to determine from time to time the number of shares of Common Stock that may be granted under these plans and programs. As of December 28, 2002, the maximum number of shares authorized to be issued under these plans is 2,581,653. Under these plans and programs, each option generally expires 10 years from the date of grant and vests over four years. Upon the occurrence of a change in control, certain of these options will immediately become exercisable in full. Also under these plans and programs, these warrants expire no less than three years and no more than 10 years from the date of grant. The exercise price for these warrants range from $2.50 to $22.50.

THE BOARD OF DIRECTORS OF GSI UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF GSI’S 1996 EQUITY INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of July 9, 2003, concerning

•	each person known by GSI to be the beneficial owner of five percent or more of GSI’s outstanding Common Stock,

•	the beneficial ownership of GSI’s Common Stock by each Named Officers and each director, and

•	the beneficial ownership of GSI’s Common Stock by the directors and executive officers of GSI as a group.

Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of the date of this table (as reflected in the applicable column below). Beneficial ownership may be disclaimed as to certain of the securities. The business address of the officers and directors of GSI is that of GSI.

Name, Position and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Options Included in Beneficial Ownership	Warrants Included in Beneficial Ownership	Percentage of Shares Owned
Michael G. Rubin Chairman, President and Chief Executive Officer	7,640,596		500,000	—	19.4%
Robert W. Liewald Executive Vice President, Merchandising	208,976		139,062	10,000	*
Arthur H. Miller Executive Vice President and General Counsel	237,748		205,468	—	*
Damon Mintzer President and Chief Operating Officer of Global-QVC Solutions, Inc.	49,081		37,500	—	*
Mark S. Reese Executive Vice President and Chief Operating Officer	130,226		70,312	—	*
Kenneth J. Adelberg Director	109,600		92,500	—	*
M. Jeffrey Branman (2) Director	43,000		35,000	—	*
Ronald D. Fisher (3) Director	48,750		48,750	—	*
Harvey Lamm Director	252,260		175,000	—	*
Mark S. Menell Director	813,150	(4)	48,750	—	2.1%
Michael S. Perlis (5) Director	35,000		35,000	—	*
Jeffrey F. Rayport Director	58,750		58,750	—	*
Interactive Technology Holdings, LLC 222 Delaware Avenue, Suite 1460, Wilmington, DE 19801	9,147,900		—	4,800,000	31.9%
SOFTBANK Affiliates 1188 Centre Street, Newton Center, MA 02459	8,653,850	(6)	—	—	22.2%
All executive officers and directors as a group (16 persons)	10,379,144	(4)	1,842,143	10,000	24.7%

*	Less than one percent
(1)	For Mr. Rubin, Mr. Menell, ITH and SOFTBANK, does not include shares held by Mr. Rubin, Rustic Canyon, SOFTBANK affiliates or ITH unless specifically stated herein. Mr. Rubin, Rustic Canyon, SOFTBANK and ITH have each granted a right to vote all of their shares with respect to the election of directors as set forth in the Voting Agreements described under Proposal I.
(2)	Does not include 9,000,000 shares of Common Stock held by ITH or 4,800,000 shares of Common Stock issuable to ITH upon the exercise of warrants as Mr. Branman does not have investment or voting power over these shares.
(3)	Does not include (a) 4,309,176 shares of Common Stock held by SOFTBANK Capital Partners LP, (b) 4,235,098 shares of Common Stock held by SOFTBANK Capital LP, or (c) 109,576 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP as Mr. Fisher does not have investment or voting power over these shares.
(4)	Includes 764,400 shares of Common Stock held by Rustic Canyon. Mr. Menell is a Partner of Rustic Canyon. Mr. Menell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any, therein.
(5)	Does not include (a) 4,309,176 shares of Common Stock held by SOFTBANK Capital Partners LP, (b) 4,235,098 shares of Common Stock held by SOFTBANK Capital LP, or (c) 109,576 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP as Mr. Perlis does not have investment or voting power over these shares.
(6)	Consists of (a) 4,309,176 shares of Common Stock held by SOFTBANK Capital Partners LP, (b) 4,235,098 shares of Common Stock held by SOFTBANK Capital LP, or (c) 109,576 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP. Each of SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP, SOFTBANK Capital Partners LLC and SB Capital Managers LLC disclaims beneficial ownership of securities owned by any other person or entity except to the extent of its respective pecuniary interest, if any, therein. SB Capital Managers LLC is a member of SOFTBANK Capital Partners LLC, the general partner of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.

EXECUTIVE COMPENSATION

Compensation Committee Report

Since May 2002, GSI’s Compensation Committee of the Board of Directors was comprised of Messrs. Adelberg, Branman, Lamm, Perlis and Rayport. For fiscal 2002, the Compensation Committee reviewed the compensation of executive officers, made decisions regarding executive compensation and administered GSI’s equity incentive plans.

GSI’s compensation policies for executive officers are to:

•	provide compensation packages to attract, motivate and retain executives,

•	link a significant portion of compensation to financial results to reward successful performance, and

•	provide long-term equity based compensation to further align the interests of executives with those of the stockholders and further reward success and performance.

The principal components of GSI’s executive compensation are base salary, incentive compensation and periodic grants of stock options or awards. The award of bonuses and stock options serve as incentives for superior performance and are based upon both the performance of the executives and GSI.

In determining compensation levels, GSI considers compensation packages offered by similar sized companies involved in similar businesses. Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive’s position, skills, achievements, tenure with GSI and historical compensation levels.

GSI has employment agreements with each of the Named Officers. Compensation of the Named Officers for fiscal 2002 was determined in accordance with these employment agreements as described herein. Other than through options, the compensation of GSI’s Chief Executive Officer, Mr. Rubin, was not based on GSI’s performance. Mr. Rubin received a base salary of $350,000 for fiscal 2002 and no bonus. Mr. Rubin was not granted any options to purchase common stock in fiscal 2002.

Under the stock option plans established by GSI, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of GSI will be eligible to receive stock option grants or other equity or equity-based awards, subject to individual performance and the performance of GSI as a whole. During fiscal 2002, none of GSI’s Named Officers was granted options to purchase Common Stock.

Section 162(m) of the Code generally denies a deduction to any publicly held company, such as GSI, for certain compensation exceeding $1,000,000 paid in any taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. The Board of Directors has not yet recommended any change to GSI’s executive compensation policies and plans as a result of Section 162(m). The Compensation Committee has considered the impact of Section 162(m) and believes that it will not have a material adverse effect on GSI in fiscal 2003.

Compensation Committee

Kenneth J. Adelberg	M. Jeffrey Branman	Harvey Lamm	Michael S. Perlis	Jeffrey Rayport

Compensation Committee Interlocks and Insider Participation

During fiscal 2002, the Compensation Committee consisted of Messrs. Branman, Lamm, Menell and Perlis and Dr. Rayport. None of the members of the Compensation Committee is or has been an officer or employee of GSI. Mr. Branman is the President of Interactive Technology Partners, which serves as financial advisor to Interactive Technology Holdings, LLC (“ITH”). GSI has entered into a strategic alliance to provide procurement and fulfillment services for QVC, Inc., which along with its majority stockholder, Comcast Corporation, owns ITH, which is a major stockholder of GSI. GSI recognized net revenues of $349,000, $1.8 million and $2.7 million on sales to this related party for fiscal 2000, fiscal 2001 and fiscal 2002, respectively. The terms of these sales are comparable to those with other partners of GSI.

Additionally, there were no compensation committee “interlocks” during fiscal 2002, which generally means that no executive officer of GSI served as a director or member of the compensation committee of another entity one of whose executive officers served as a director or member of GSI’s Compensation Committee.

Summary Compensation Table

The following table sets forth information regarding compensation earned during the last three fiscal years by GSI’s Chief Executive Officer and each of GSI’s and/or its subsidiaries’ four other most highly compensation executive officers during fiscal 2002 (each, a “Named Officer”).

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)			Securities Underlying Options(#)	All Other Compen- sation(1)
Michael G. Rubin Chairman, President and Chief Executive Officer of GSI	2002 2001 2000	$350,000 325,000 375,400	— — —	— — —		— — —		— 1,000,000 —	$10,832 765 510

Robert W. Liewald Executive Vice President, Merchandising of GSI	2002 2001 2000	262,212 250,000 200,000	$35,000 — 100,000	— — —		— — —		— 150,000 25,000	7,991 7,861 4,318

Arthur H. Miller Executive Vice President and General Counsel of GSI	2002 2001 2000	250,000 225,000 200,000	100,000 100,000 100,000	— — —		— — —		— 175,000 50,000	7,382 5,329 3,846

Damon Mintzer President and Chief Operating Officer of Global-QVC Solutions, Inc.	2002 2001 2000	300,000 160,385 —	— — —	— — —		— — —		— 75,000 —	9,390 1,385 —

Mark S. Reese Executive Vice President and Chief Operating Officer of GSI	2002 2001 2000	262,212 250,000 144,231	25,000 — 30,000	— — —	$	— — 199,421	(2)	— 25,000 125,000	8,351 8,250 37,796

(1)	For fiscal 2002, consists of (i) GSI’s matching contributions under its 401(k) Profit Sharing Plan in the amount of $10,442, $7,601, $6,922, $9,000 and $7,961 for Messrs. Rubin, Liewald, Miller, Mintzer and Reese, respectively, and (ii) insurance premiums paid by GSI with respect to term life insurance in the amount of $390 for each of Messrs. Rubin, Liewald, Miller, Mintzer and Reese.
(2)	On May 26, 2000, Mr. Reese was granted a stock award of 46,377 shares of GSI’s Common Stock vesting on the date of grant. The amount set forth in the table is the market value of the award on the date of grant, net of the amount paid by Mr. Reese. As of the end of fiscal 2002, the value of this stock award was $0 as Mr. Reese no longer owned these shares.

Option/SAR Grants in Last Fiscal Year

No options to purchase shares of Common Stock were granted to Named Officers during fiscal 2002. No SARs were granted during fiscal 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information regarding options to purchase shares of Common Stock exercised by the Named Officers during fiscal 2002 under GSI’s stock option plans and the values of options held by such individuals at end of fiscal 2002. The Named Officers do not have SARs.

Name	Shares Acquired on Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable(1)
Michael G. Rubin	—	—	250,000/750,000	—
Robert W. Liewald	—	—	121,875/73,175	—
Arthur H. Miller	—	—	171,353/53,647	—
Damon Mintzer	—	—	18,750/56,250	—
Mark S. Reese	—	—	40,624/59,376	—

(1)	None of the stock options outstanding at the end of fiscal 2002 were in-the-money.

Employment Agreements

Michael G. Rubin.    Effective January 1, 2001, GSI entered into a new employment agreement with Mr. Rubin for a term of four years to serve as GSI’s President and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Rubin is entitled to receive: (i) an annual base salary of $325,000 during fiscal 2001, subject to annual increases of $25,000 in each successive year, (ii) an annual bonus in such amount and based upon the achievement of such goals as Mr. Rubin and the Compensation Committee may determine, (iii) an automobile allowance of $2,000 per month, and (iv) other benefits similar to those provided to GSI’s other officers. Mr. Rubin’s employment agreement may be terminated by GSI for cause, which is defined to include gross negligence or willful misconduct in the performance of his duties under the agreement, willful breach of the agreement or conviction of a felony. Mr. Rubin may terminate his employment with GSI for good reason, which is defined to include, among other things, demotion or removal from his position or diminishment of his duties, reduction in base salary or a material reduction in benefits, breach of the agreement by GSI or relocation of Mr. Rubin’s principal place of employment. In the event of termination by GSI other than for cause or termination by Mr. Rubin for good reason, GSI will pay to Mr. Rubin two years of his base salary, in accordance with GSI’s normal payroll practices, and provide Mr. Rubin with his benefits during such two-year period. Under his employment agreement, for a period of two years following his termination, Mr. Rubin is prohibited from engaging in a business that is competitive with GSI’s business or from soliciting employees of GSI to become an employee of someone else.

Robert W. Liewald.    On April 23, 2002, GSI entered into an employment agreement with Robert W. Liewald, Executive Vice President, Merchandising of GSI, for a term beginning April 23, 2002 and ending December 31, 2005. Mr. Liewald is entitled to receive the following under the agreement: (i) an annual base salary of $262,500 for fiscal 2002, subject to annual increases in accordance with GSI’s annual performance review procedures, (ii) an annual bonus in such amount as may be determined by GSI’s Chief Executive Officer, and (iii) other benefits similar to those provided to GSI’s other officers. Mr. Liewald’s employment agreement may be terminated by GSI for cause, which is defined to include gross negligence or willful misconduct in the performance of his duties under the agreement, material breach of any agreement between Mr. Liewald and GSI, conduct that is inimical or injurious, in a material respect, to GSI’s business or conviction of a felony. In the event of termination by GSI other than for cause, GSI will pay to Mr. Liewald six months of his base salary, in accordance with GSI’s normal payroll practices. Mr. Liewald’s employment agreement contains a restrictive covenant similar to the one in Mr. Rubin’s agreement, which restrictive covenant is for a period of one year, or if Mr. Liewald is terminated without cause, for a period of six months.

Arthur H. Miller.    On August 9, 1999, GSI entered into an employment agreement with Arthur H. Miller, Executive Vice President and General Counsel of GSI, for an initial term, beginning September 20, 1999 and ending December 31, 2004. Effective as of April 23, 2002, Mr. Miller’s agreement was extended by two years to December 31, 2006. Mr. Miller is entitled to receive the following under the agreement: (i) an annual base salary of $200,000 for fiscal 2000 subject to annual increases of $25,000, (ii) an annual bonus of $100,000, (iii) an automobile allowance of $1,000 per month, and (iv) other benefits similar to those provided to GSI’s other officers. Mr. Miller’s employment agreement may be terminated by GSI for cause, which is defined similarly to the definition of cause in Mr. Rubin’s agreement. In addition, Mr. Miller may terminate his agreement for good reason, which is defined similarly to the definition of good reason in Mr. Rubin’s agreement. In the event of termination by GSI other than for cause or termination by Mr. Miller for good reason, GSI will pay to Mr. Miller a lump sum payment equal to the sum of one year of his base salary plus his annual bonus and provide Mr. Miller with his benefits for one year after his termination. Mr. Miller’s employment agreement contains a one year restrictive covenant similar to the one in Mr. Rubin’s agreement.

Damon Mintzer.    On June 12, 2001, Global-QVC Solutions, Inc., a wholly-owned subsidiary of GSI (“GQVC”), entered into a personal services agreement with Damon Mintzer, President and Chief Operating Officer of GQVC, for a term beginning June 12, 2001 and ending June 30, 2004. Mr. Mintzer is entitled to receive the following under the agreement: (i) an annual base salary of $300,000 for fiscal 2001, subject to annual increases in accordance with GSI’s annual performance review procedures, (ii) an annual bonus based upon the achievement of goals with respect to the operating income of GQVC, (iii) an annual bonus in such other amount as may be determined by GSI’s Chief Executive Officer, and (iv) other benefits similar to those provided to GSI’s other officers. Mr. Mintzer’s employment may be terminated by GQVC for cause, which is defined as fraud, misappropriation or embezzlement against GQVC, willful, reckless or grossly negligent conduct in the performance of his duties under the agreement, violation of law which is materially injurious to GQVC, conviction of a felony, a felony charge the defense of which renders him substantially unable to perform his services under the agreement or material breach of any agreement between Mr. Mintzer and GQVC which breach is not cured. In addition, Mr. Mintzer may terminate his agreement for good reason, which is defined as GQVC’s breach of the agreement or no reason at all.

Mark S. Reese.    On May 30, 2000, GSI entered into an employment agreement with Mark S. Reese, Executive Vice President and Chief Operating Officer of GSI, for a term of four years beginning May 29, 2000. Mr. Reese is entitled to receive the following: (i) an annual base salary of $250,000 for fiscal 2000, subject to annual increases in accordance with GSI’s annual performance review procedures, (ii) an annual bonus up to $50,000 as may be determined by GSI’s Chief Executive Officer, (iii) an automobile allowance of $1,000 per month, and (iv) other benefits similar to those provided to GSI’s other officers. Mr. Reese’s employment agreement may be terminated by GSI for cause, which is defined similarly to the definition of cause in Mr. Rubin’s agreement. In the event of termination by GSI other than for cause, GSI will pay to Mr. Reese six months of his base salary, in accordance with GSI’s normal payroll practices. Mr. Reese’s employment agreement contains a one year restrictive covenant similar to the one in Mr. Rubin’s agreement.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return for GSI Common Stock, the ISDEX Internet Stock Index and the NASDAQ Stock Market, assuming an investment of $100 in each on December 31, 1997, and the reinvestment of all dividends. The data points used for the performance graph are listed below.

Total Return Analysis	12/31/97	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02
GSI	$100.00	$286.43	$456.96	$201.20	$725.70	$132.77
ISDEX Internet Stock Index	$100.00	$337.44	$861.48	$361.72	$181.09	$108.00
NASDAQ	$100.00	$140.19	$260.93	$158.41	$125.06	$85.63

Note:  Stock price performance shown in the Stock Performance Graph for GSI Common Stock is historical and not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GSI does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by GSI or in any transaction to which GSI is a party or has an interest. GSI will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director, or a majority of the Audit Committee. Going forward, GSI will comply with any and all approval requirements adopted by Nasdaq related to transactions between GSI and any of its officers, directors, security holder or affiliates.

GSI has entered into a strategic alliance to provide procurement and fulfillment services for QVC, Inc., which along with its majority stockholder, Comcast Corporation, owns Interactive Technology Holdings, LLC, which is a major stockholder of GSI. Mr. Branman is the President of Interactive Technology Partners, which serves as financial advisor to Interactive Technology Holdings, LLC. GSI recognized net revenues of $349,000, $1.8 million and $2.7 million on sales to this related party for fiscal 2000, fiscal 2001 and fiscal 2002, respectively. The terms of these sales were comparable to those with other comparable partners of GSI.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires GSI’s directors, executive officers, and persons who own more than 10% of a registered class of GSI’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of GSI. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish GSI with copies of all Section 16(a) forms they file.

To GSI’s knowledge, based solely on a review of the copies of such reports furnished to GSI and written representations that no other reports were required, all Section 16(a) filing requirements applicable to GSI’s executive officers, directors and greater than 10% beneficial stockholders were complied with during fiscal 2002, except that the following reports were not timely filed: (i) SOFTBANK did not timely file with respect to its internal corporate reorganization in October 2001; SOFTBANK reported these transactions on a Form 3 and Form 4 filing on February 19, 2003; and (ii) Messrs. Adelberg, Branman, Fisher, Menell and Perlis and Dr. Rayport each inadvertently did not file a Form 5 with respect to automatic option grants made in connection with their re-election at the 2002 Annual Meeting of Stockholders, although these option grants were reported in the Proxy Statement for the Company’s 2002 Annual Meeting of Stockholders under the heading “Compensation of Directors.” Messrs. Adelberg, Branman, Fisher, Menell and Perlis and Dr. Rayport filed these Forms 5 approximately four months late.

OTHER MATTERS

As of the date of this Proxy Statement, GSI knows of no other business that will be presented for consideration at the Annual Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters that GSI’s Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the Annual Meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the Annual Meeting. If any such matters come before the Annual Meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

INDEPENDENT PUBLIC ACCOUNTANTS

General

The appointment of an independent public accountant is approved annually by the Board of Directors based upon the recommendation of the Audit Committee. The accounting firm of Deloitte & Touche LLP acted as GSI’s independent public accountants for fiscal 2002. No independent public accountant has been selected for fiscal 2003 as the Audit Committee has not yet made its recommendation. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of GSI’s annual financial statements for fiscal 2002 and the reviews of the financial statements included in GSI’s Forms 10-Q for fiscal 2002 were approximately $373,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services related to financial information systems design and implementation for fiscal 2002 were approximately $50,000.

All Other Fees

The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than for services covered by the preceding two paragraphs, totaled approximately $340,000 for fiscal 2002.

The Audit Committee has considered and determined that the services provided by Deloitte & Touche LLP are compatible with Deloitte & Touche LLP maintaining its independence.

ADDITIONAL INFORMATION

GSI is subject to the informational requirements of the Securities Exchange Act of 1934. Therefore, GSI files reports and information, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information may be obtained by visiting the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

You can access financial and other information at our Investor Relations website. The address is www.gsicommerce.com/investors. We make available through our website, free of charge, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. In addition, we will provide at no cost, paper or electronic copies of our reports and other filings made with the SEC. Requests should be directed to Investor Relations, 1075 First Avenue, King of Prussia, Pennsylvania 19406.

The information on the web site listed above, is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this document. This web site is and is only intended to be an inactive textual reference.

STOCKHOLDER PROPOSALS

A stockholder proposal for GSI’s 2004 Annual Meeting must be submitted to GSI at its office located at 1075 First Avenue, King of Prussia, Pennsylvania, 19406, by December 31, 2003 to receive consideration for inclusion in GSI’s 2004 Annual Meeting proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, the deadline for providing GSI timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at GSI’s 2004 Annual Meeting is March 15, 2004. As to all such matters which GSI does not have notice on or prior to March 15, 2004, discretionary authority shall be granted to the persons designated in GSI’s proxy related to the 2004 Annual Meeting to vote on such proposal.

ANNUAL REPORT

This Proxy Statement is accompanied by GSI’s Annual Report to Stockholders for fiscal 2002 (the “Annual Report”).

GSI will furnish without charge to each person to whom this proxy statement is delivered, a copy of any or all of the documents incorporated by reference in GSI’s Annual Report on Form 10-K for fiscal 2002, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated), upon the written request of such person. Requests should be sent to:

GSI Commerce, Inc., 1075 First Avenue, King of Prussia, PA 19406, (610) 265-3229, Attention: Investor Relations

By Order of the Board of Directors,

Arthur H. Miller, Secretary

Appendix A

GSI COMMERCE, INC.

1996 EQUITY INCENTIVE PLAN

(amended and restated as of July 29, 2003)

1.    Purpose

The purpose of the GSI Commerce, Inc. Equity Incentive Plan (the “Plan”) is to promote the long-term retention of key employees of GSI Commerce, Inc., (“GSI”) and its current and future subsidiaries (collectively, the “Company”) and other persons who are in a position to make significant contributions to the success of the Company, to further reward these employees and other persons for their contributions to the Company’s growth and expansion, to provide additional incentive to these employees and other persons to continue to make similar contributions in the future, and to further align the interests of these employees and other persons with those of GSI’s stockholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, for shares of GSI’s common stock, $0.01 par value per share (“Common Stock”), or Loans or Supplemental Grants, or combinations thereof (“Awards”).

2.    Aggregate Number of Shares

2.1    The aggregate number of shares of Common Stock for which Awards may be granted under the Plan will be 8,500,000 shares with an individual limit of 1,000,000 shares per year for each Employee (as defined below) covered by Section 162(m) of the Code (as defined below); provided, however, that the aggregate maximum number of shares of Common Stock that may be issued as ISOs (as defined in Section 5.1(a)) shall be 8,500,000 shares of Common Stock. Notwithstanding the foregoing, if there is any change in the capitalization of GSI, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board of Directors (the “Board”) of GSI deems, in its sole discretion, to be similar circumstances, the aggregate number and/or kind of shares for which Awards may be granted under the Plan shall be appropriately adjusted in a manner determined by the Board. No fractional shares of Common Stock will be delivered under the Plan.

2.2    Treasury shares, reacquired shares and unissued shares of Common Stock may be used for purposes of the Plan, at GSI’s sole discretion.

2.3    Shares of Common Stock that were issuable pursuant to an Award that has been forfeited, cancelled, exchanged, surrendered or terminated but with respect to which such Award had not been exercised or otherwise terminated without an issuance of shares, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan. If the exercise price of any Option is satisfied by a Participant’s tender of shares of Company Stock to the Company (by actual delivery or attestation), only the number of shares of Company Stock issued net of any shares so tendered will be deemed issued to the Participant. If, however, shares of Common Stock are not issued to a Participant because such shares otherwise issuable upon the exercise of an Option instead are used to satisfy an applicable tax withholding requirement or other obligation to the Company in connection with the exercise of an Option, then such shares will be deemed to have been issued to the Participant and will not be available for Awards under the Plan.

3.    Eligible Employees and Participants

3.1    All current and future key employees of the Company, including officers and directors who are employed by the Company (“Employees”), and all other persons, including directors of the Company who are not Employees, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, shall be eligible to receive Awards under the Plan. No eligible Employee or other person (a “Participant”) shall have any right to receive an Award except as expressly provided in the Plan.

3.2    The Participants who shall actually receive Awards under the Plan shall be determined by the Board in its sole discretion. In making such determinations, the Board shall consider the positions and responsibilities of eligible Employees and other persons, their past performance and contributions to the Company’s growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Board deems pertinent in its sole discretion.

4.    Administration

4.1    The Plan shall be administered by the Board. The Board may delegate all or any portion of its authority hereunder to one or more committees, each consisting of one or more members of the Board. Once appointed, such committees shall continue to serve until otherwise directed by the Board and all references in this Plan to the Board thereafter shall be to such committees. Any Awards granted to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) shall be made by a committee of two or more members of the Board, each of whom is a Non-Employee Director (as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the 1934 Act (“Rule 16b-3”)) or as otherwise permitted by Rule 16b-3 and other applicable regulations. Any Awards granted to officers who are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) shall be made by a committee of two or more members of the Board, each of whom is an Outside Director (as defined or interpreted for purposes of Section 162(m) of the Code) or as otherwise permitted by Section 162(m) of the Code and other applicable regulations.

4.2    In addition to its other authority but subject to the provisions of the Plan, the Board shall have the authority to determine, in its sole discretion, the Participants who shall be eligible to receive Awards, the Participants who shall actually receive Awards, the size of each Award, including the number of shares of Common Stock subject to the Award, the type or types of each Award, the date on which each Award shall be granted, the terms and conditions of each Award, whether to waive compliance by a Participant with any obligations to be performed by the Participant under an Award or waive any term or condition of an Award, whether to amend or cancel an existing Award in whole or in part (except that the Board may not, without the consent of the holder of an Award or unless specifically authorized by the terms of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder), and the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants.

4.3    The Board may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of the members of the Board shall constitute a quorum, and the vote or written consent of a majority of the members of the Board on a particular matter shall constitute the act of the Board on that matter. The Board shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Board deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

4.4    No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board, or for any act or omission of any other member of the Board.

4.5    All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

5.    Types of Awards

5.1.	Options.

(a)    An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both “incentive stock options,” as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an “ISO”), and Options that are not incentive stock options (“non-ISO”), may be granted under the Plan. ISOs shall be awarded only to Employees.

(b)    The exercise price of an Option will be determined by the Board subject to the following:

(1)    The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent stockholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A “ten-percent stockholder” is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

(2)    The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted, except that:

(A)    the exercise price of a non-ISO may be equal to or greater than 85% of the fair market value of the Common Stock subject to the non-ISO, if the discount is granted in lieu of a reasonable amount of cash compensation; or

(B)    the exercise price of a non-ISO granted pursuant to a Performance Award may be (i) 100% of the fair market value of the Common Stock subject to the non-ISO, determined either as of the time the Performance Award is granted or as of the time the non-ISO is granted pursuant to the Performance Award; or (ii) an amount less than such fair market value if the discount is granted in lieu of a reasonable amount of cash compensation as consideration for exceeding the goal(s) set forth in the Performance Award.

(3)    In no case may the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock be less than the par value per share of the Common Stock.

(4)    The Board may reduce the exercise price of an option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

(c)    The period during which an Option may be exercised will be determined by the Board, except that the period during which an ISO may be exercised will not exceed ten years (five years, in the case of an ISO granted to a ten-percent stockholder) from the day immediately preceding the date the Option was granted.

(d)    An Option will become exercisable at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Board and (ii) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.

(e)    Stock purchased on exercise of an Option must be paid for as follows: (i) in cash or by check (acceptable to GSI in accordance with guidelines established for this purpose), bank draft or money order payable to the order of GSI or (ii) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise at least equal to the exercise price, or (B) by delivery of a promissory note of the Option holder to GSI, payable on such terms and conditions as the Board may determine, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to GSI sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by the Option holder’s promissory note. Any payment in shares of Common Stock will be effected by the delivery of such shares to the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, or by attestation of the ownership of such shares, together with any other documents and evidences as the Company may require.

(f)    If the market price of shares of Common Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause GSI to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

5.2.    Stock Appreciation Rights.

(a)    A Stock Appreciation Right is an Award entitling the recipient on its exercise to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in Common Stock value. In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock as to which the Right is exercised, the excess of the share’s fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Board may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Board to take into account the performance of the Common Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Board may also grant Stock Appreciation Rights that provide that following a Change in Control of the Company (as defined in Section 6.3(b)) the holder of such Right will be entitled to receive, with respect to each share of Common Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such Change in Control over the fair market value of a share of Common Stock on the date the Right was granted.

(b)    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

(c)    When Stock Appreciation Rights are granted in tandem with Options, the following rules will apply:

(1)    The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

(2)    The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

(3)    The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

(4)    The Stock Appreciation Right will be transferable only with the related Option.

(5)    A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise Price of such option.

(d)    A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such terms and conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to GSI, accompanied by any other documents required by the Board.

5.3.    Restricted and Unrestricted Stock.

(a)    A Restricted Stock Award entitles the recipient to acquire, for a purchase price not less than the par value, shares of Common Stock subject to the restrictions described in Section 5.3(d) (“Restricted Stock”).

(b)    A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to GSI accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Board.

(c)    A Participant who receives Restricted Stock shall have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in 5.3(d) and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

(d)    Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason, must be offered to GSI for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

(e)    Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to GSI, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.

(f)    The Board may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award will be Restricted Stock.

(g)    The Board may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.

5.4.    Deferred Stock.    A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place. At the time any Award described in this Section 5 is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

5.5.    Performance Awards.    A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Board) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Board may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Board may determine. The Board shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award. The Board may determine performance goals, based on but not limited to the following: revenue, operating income, net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings before interest and taxes (“EBIT”), net income, earnings per share, total stockholder return, cash flow, return on assets, decrease in expenses, Common Stock price, price-earnings multiple or other financial factors determined by the Board. Performance goals established by the Board may be (but need not be) different for different periods, and different performance goals may be applicable to different Participants.

5.6. Loans	and Supplemental Grants.

(a)    The Company may make a loan to a Participant (“Loan”), either in connection with the purchase of Common Stock under the Award or the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board shall have the authority, in its sole discretion, to determine whether to make a Loan, the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years.

(b)    In connection with any Award, the Board may grant a cash award to the Participant (“Supplemental Grant”) not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 5. Any payments under this Section 5(b) shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.

6.    Events Affecting Outstanding Awards

6.1.    Termination of Service by Death or Disability.    If a Participant’s service relationship with the Company, whether as an Employee, director, consultant, advisor or other provider engaged by the Company to render services is interrupted or terminated (such interruption or termination being referred to as a “Status Change”) by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board. A change in the capacity in which the Participant renders service to the Company as an Employee, director consultant, advisor or other provider or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or its subsidiaries, shall not constitute a Status Change:

(a)    All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant or, in the case of the death of the Participant, by the Participant’s heirs, executor, administrator or other legal representative, for a period of one year after the Participant’s Status Change. After the expiration of such one-year period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

(b)    All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.

(c)    Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the time of such Status Change.

6.2.    Termination of Service Other Than by Death or Disability.    If a Participant suffers a Status Change other than by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board at the time of grant of an Award:

(a)    All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant for a period of three months after the Participant’s Status Change. After the expiration of such three-month period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

(b)    All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.

(c)    Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

(d)    A termination by the Company of a Participant’s employment with or service to the Company shall be for “Cause” only if the Participant: (i) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, (ii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company’s policy statements regarding conflicts-of-interest, insider trading or confidentiality, (iii) committed a material act of dishonesty or breach of trust, (iv) acted in a manner that was inimical or injurious, in a material respect, to the business or interests of the Company, or (v) was convicted of a felony.

(e)    For all purposes of this Section 6.2 and Section 6.3, (i) if a Participant is an Employee of a subsidiary of GSI and such subsidiary ceases to be a subsidiary of GSI, then the Participant’s employment with the Company will be deemed to have been terminated by the Company without Cause, unless the Participant is transferred to GSI or another subsidiary of GSI; (ii) the employment with the Company of a Participant who is an Employee will not be deemed to have been terminated if the Participant is transferred from GSI to a subsidiary of GSI, or vice versa, or from one subsidiary of GSI to another; and (iii) if a Participant who is an Employee terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the Participant’s employment with the Company will be deemed to have been terminated by the Company without Cause.

6.3.    Change in Control.

(a)    In the event of a Change in Control (as defined in Section 6.3(b)), the following rules will apply, unless otherwise expressly provided by the Board at the time of the grant of an Award:

(1)    Each outstanding Option and Stock Appreciation Right shall automatically become exercisable in full six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant’s employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent an Option or Stock Appreciation Right from becoming exercisable sooner as to Common Stock or cash that would otherwise have become available under such Option or Right during such period.

(2)    Each outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant’s employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.

(3)    Conditions on Deferred Stock Awards, Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant’s employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Board.

(b)    A “Change in Control” means: (i) the occurrence of an event that would, if known to the Company’s management, be required to be reported by the Company under Item 1(a) of Form 8-K pursuant to the 1934 Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of 50% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; or (iii) a change in the constituency of the Board with the result that individuals (the “Incumbent Directors”) who are members of the Board on the Effective Date (as specified in Section 9) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (iv) the sale, exchange or other disposition of all or a significant portion of the Company’s business or assets, or the execution by the Company of a binding agreement providing for such a transaction; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred.

7.    Grant and Acceptance of Awards

7.1.    The Board’s approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Board or in written consents signed by members of the Board. Once approved by the Board, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Board.

7.2    Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The receipt of an Award shall not impose any obligation on the Participant to accept the Award.

7.3.    Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a stockholder of GSI until (a) the Participant makes any required payments in respect of the Common

Stock issued or issuable pursuant to the Award, (b) the Participant furnishes GSI with any required agreements, certificates, letters or other instruments, and (c) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Board may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant’s Award, had such Common Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

7.4.    Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (a) until all conditions to the Award have been satisfied or removed, (b) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (d) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (e) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant’s legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8.    Tax Withholding

The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the “withholding requirements”). In the case of an Award pursuant to which Common Stock may be delivered, the Board shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit a Participant or such other person or entity to elect at such time and in such manner as the Board may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement. If at the time an ISO is exercised, the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9.    Stockholder Approval, Effective Date and Term of Plan

The Plan was adopted by the Board on March 20, 1996, subject to the approval of GSI’s stockholders. The Plan was approved by GSI’s stockholders at GSI’s 1996 annual meeting of stockholders on July 8, 1996. The effective date of this Plan (“Effective Date”) is July 8, 1996, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the outstanding shares of GSI’s Common Stock. No Award shall be granted more than ten years after the Effective Date. The Plan has been amended as follows:

Nature of Amendment	Date Amended by Board of Directors	Date Approved by Stockholders
To increase the aggregate number of shares of Common Stock issuable under the Plan from 100,000 to 1,000,000	September 24, 1996	December 4, 1997

To increase the aggregate number of shares of Common Stock issuable under the Plan from 1,000,000 to 3,000,000	January 5, 1999	July 13, 1999

To provide that the Plan shall be administered by the Board and that the Board may delegate all or any portion of its authority under the Plan to one or more committees	November 16, 1999	N/A

To increase the aggregate number of shares of Common Stock issuable under the Plan from 3,000,000 to 4,500,000	April 18, 2000	May 25, 2000

To increase the aggregate number of shares of Common Stock issuable under the Plan from 4,500,000 to 7,500,000; to increase the number of shares which may be granted to Employees covered by Section 162(m) of the Code to 1,000,000; to amend the effect of a Status Change on outstanding Restricted Stock Awards; and to amend the definitions of “Cause” and “Change of Control”	January 4, 2001	May 24, 2001

To increase the aggregate number of shares of Common Stock issuable under the Plan from 7,500,000 to 8,500,000; to limit the number of ISOs issuable to 8,500,000; to provide a list of examples of performance goals that the Board may determine in connection with any Performance Awards; and to permit the forfeiture of certain payments in the event such payments constitute a “parachute payment” in certain instances.	July 29, 2003	_______, 2003

10.    Effect, Amendment, Suspension and Termination

Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The Board reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Board when it takes such action, which date may be before or after the date the Board takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Board; and further provided that the approval of GSI’s stockholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Board determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which GSI’s Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation.

11.    Other Provisions

11.1    Nothing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.

11.2    Corporate action constituting an offer by GSI of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

11.3    None of a Participant’s rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant’s rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant’s heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant.

11.4    The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

11.5    All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid. Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence. Notices to the Company or the Board shall be delivered or sent to GSI’s headquarters to the attention of its Chief Financial Officer and its General Counsel. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of the Company or its transfer agent.

11.6    If there is any change in the capitalization of the Company, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board may make such adjustments to the number and/or kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to such Awards and any other provision of such Awards affected by such change, as the Board may determine in its sole discretion. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Board may determine in its sole discretion; provided, however, in case of any consolidation of the Company with, or merger of the Company into, any other person; any merger of another person into the Company; or any sale or transfer of all or substantially all of the assets of the Company, unless the Participant and the Company agree otherwise in writing, Awards to purchase and/or receive Common Stock shall automatically at the effective time of such consolidation, merger, sale or transfer become Awards to purchase and/or receive the kind and amount (if any) of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a Participant with respect to the number of shares of Common Stock of the Company into which such Award might have been exercised immediately prior to such consolidation, merger, sale or transfer.

11.7    Any payment under an Award, may be paid at the discretion of the Board, according to a deferred payment or other arrangement with the Participant.

11.8    Unless otherwise agreed upon in writing by the Company and a Participant, in the event that the Company’s independent auditors determine that any payment, benefit or transfer by the Company under the Plan to or for the benefit of a Participant pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of Awards; reduction of employee benefits. In the event that acceleration of vesting of Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s Awards unless the Participant elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Participant within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Company or the Participant) or such other time as requested by the Company or the Participant. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

11.9    In any case that a Participant purchases Common Stock under an Award for a price equal to the par value of the Common Stock, the Board may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.

11.10    For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Board, the term “fair market value” of Common Stock on a specified date shall mean the last sale price for one share of Common Stock on the last trading day on or before the specified date, as reported on the Nasdaq Stock Market, or on such other market system or stock exchange on which GSI’s Common Stock is then listed or admitted to trading, or, if the foregoing does not apply, the market value determined by the Board.

11.11    Except as otherwise indicated, the term “person,” as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.

THE UNDERSIGNED CERTIFIES THAT THE AMENDMENT AND RESTATEMENT OF THIS PLAN WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF GSI COMMERCE, INC. PURSUANT TO RESOLUTIONS ADOPTED AT A MEETING OF THE BOARD OF DIRECTORS ON THE 29th DAY OF JULY, 2003.

By:
Arthur H. Miller Secretary

GSI COMMERCE, INC.

Annual Meeting of Stockholders September 5, 2003

SOLICITED ON BEHALF OF THE COMPANY AND APPROVED

BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael G. Rubin and Kenneth J. Adelberg to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Stockholders of GSI Commerce, Inc. (the “Company”) to be held on the 5th day of September 2003 at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, Pennsylvania 19406 and at any postponement or adjournment thereof, and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1.    To elect eight directors, each to hold office for one-year terms and until their successors are elected and qualified. Nominees: Michael G. Rubin, Kenneth J. Adelberg, M. Jeffrey Branman, Ronald D. Fisher, Harvey Lamm, Mark S. Menell, Michael S. Perlis and Jeffrey F. Rayport.

FOR the nominees listed below (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees
☐	☐

INSTRUCTION: To withhold authority to vote for any nominee write that nominee’s name in this space:                                              .

2.    To approve the amendment and restatement of the Company’s 1996 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1996 EQUITY INCENTIVE PLAN. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

The Board of Directors recommends a vote “FOR” election of all nominees for director and “FOR” approval of the amendment and restatement of the Company’s 1996 Equity Incentive Plan.

(Continued and to be SIGNED on Reverse Side)

Sending in a signed Proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since this proxy is revocable. Any stockholder giving this proxy has the power to revoke it by delivering a later dated proxy or giving written notice to the Secretary of the Company at any time before this proxy is exercised. Attendance at the Annual Meeting will not, by itself, revoke this proxy.

Receipt of the Notice of the Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date:                                                                                   , 2003

(Please date this Proxy)

(Signature(s) of Stockholder(s))

Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.